EXHIBIT 32
CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), each of the undersigned hereby certifies in the capacity indicated below that the Quarterly Report on Form 10-Q of Imperial Capital Bancorp, Inc. (the “Company”) for the quarterly period ended June 30, 2009 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: August 14, 2009	/s/ Norval L. Bruce
Norval L. Bruce
Member of the Executive Committee of
the Board of Directors

Date: August 14, 2009	/s/ Hirotaka Oribe
Hirotaka Oribe
Member of the Executive Committee of
the Board of Directors

Date: August 14, 2009	/s/ Robert R. Reed
Robert R. Reed
Member of the Executive Committee of
the Board of Directors

Date: August 14, 2009	/s/ Timothy M. Doyle
Timothy M. Doyle
Executive Managing Director and
Chief Financial Officer